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                                                                    EXHIBIT 15.1

                      LETTER FROM INDEPENDENT ACCOUNTANTS

We are aware that our reports on the unaudited interim financial statements, included on Form 10-QSB of DCH Technology, Inc. for the periods ended June 30, 2000 and September 30, 2000, are being included in the Registration Statement on Form S-3, which incorporates such interim reports by reference.

Los Angeles, California
November 29, 2000